Exhibit 10.9

Amendment to Original Proposal Contract Between Cleartronic and Waldman and Associates

Reference is made to the Interim Consulting Proposal dated January 22, 2010 between Cleartronic, Inc.  (the "Company") and Waldman and Associates ("Dana").

Dana currently serves as informal CEO with the following compensation:

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Monthly consulting fee of $8,000 and $4,000 per month accruing in shares or warrants at Dana's discretion through May 31, 2011.

The agreement is amended as of June 1, 2011 and both parties agree as follows:

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Dana will now take on the official role of CEO and be elected as a member of the Board of Directors.

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Monthly consulting fee will now be $12,000 and $4,000 per month accruing in shares or warrants at Dana's discretion through May 31, 2012. The exercise or conversion price of the shares or warrants shall be the average VWAP of the stock for the 30 days prior to the grant date. The “VWAP” shall be defined as the daily Volume Weighted Average Price (“VWAP”), as reported on Bloomberg.

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the Current Value as defined in the "Cleartronic, Inc. 2011 Incentive Equity Plan" on the last trading day of each month.

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The company will reimburse actual health insurance premium costs, expected to be approximately $9,000 per quarter.

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1 year total of all the above is $228,000

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Special financing arrangements have been secured to fund the payments to Dana for the next 12 months, and those funds will be kept available for 12 full months starting June 1, 2011. These funds will not be used for any other purpose and will be available.

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If Dana quits for any reason other than for “good reason as defined below, during the 12 months, he keeps the current month’s fees and pro-rated portion of health insurance premiums, and forfeits the rest of the money.

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If Dana is terminated without cause, or quits for “good reason” during the 12 months, then the balance of the $228,000 is due to him when he leaves.

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Good reason is defined in his employment contract as loss of title or being essentially demoted.

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If the company somehow collapses during the 12 months, the balance of the $228,000, is still due to Dana.

Agreed to and Accepted    /s/ Larry Reid

7/7/11

Larry Reid                                             Date

Agreed to and Accepted   /s/  Dana Waldman

7/7/11

Dana Waldman                                     Date